UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2006

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Summary of Semi-Annual Bonus Compensation of Certain Executive Officers.

For the six-month period ended March 31, 2006, the Board of Directors of D.R. Horton, Inc. (the "Company"), on recommendation of the Compensation Committee, approved semi-annual discretionary bonuses to the executive officers listed below consistent with past practices. None of the executive officers set forth below are expected to be "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) of the Company at the end of the Company’s 2006 fiscal year ending on September 30, 2006. There have been no changes to the bonus plans of the named executive officers as previously approved by the Compensation Committee and as previously filed with the Securities and Exchange Commission. A summary of the bonuses is also attached as Exhibit 10.1 to this Form 8-K and Exhibit 10.1 is hereby incorporated by reference into this Item 1.01.

Samuel R. Fuller Senior Executive Vice President $150,000
Bill W. Wheat Executive Vice President & CFO and Director $175,000
Stacey H. Dwyer Executive Vice President & Treasurer $175,000

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Summary of Bonus Payments to Certain Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

April 21, 2006	By:	/s/ Donald J. Tomnitz

Name: Donald J. Tomnitz
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Summary of Bonus Payments to Certain Executive Officers